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                                                                    Exhibit 5.1



                     AKERMAN, SENTERFITT & EIDSON, P.A.

                              ATTORNEYS AT LAW


                        SUNTRUST INTERNATIONAL CENTER

                                 28TH FLOOR

                         ONE SOUTHEAST THIRD AVENUE

                          MIAMI, FLORIDA 33131-1704

                               (305) 374-5600

                          FACSIMILE (305) 374-5095




                               October 28, 1996



Florida Panthers Holdings, Inc.
100 N.E. Third Avenue, Second Floor
Fort Lauderdale, Florida  33301

         RE:     REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have acted as special counsel to Florida Panthers Holdings, Inc., a Florida corporation (the "Company"), with respect to the registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering for sale from time to time by a selling shareholder under the Securities Act of 1933, as amended, of up to 5,020,678 shares of Class A Common Stock of the Company, $.01 par value
(the "Class A Common Stock").

         Based on our review of the Amended and Restated Articles of Incorporation of the Company, the Bylaws of the Company, the minutes of the meetings of the Boards of Directors of the Company, the stock ledger of the Company and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Common Stock, if and when sold by the selling shareholder, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                Very truly yours,

                                AKERMAN, SENTERFITT & EIDSON, P.A.